UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2009

UNIVEST CORPORATION OF PENNSYLVANIA
 (Exact name of registrant as specified in its charter)

Pennsylvania	0-7617	23-1886144
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 North Main Street, Souderton, Pennsylvania	18964
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 721-2400

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On July 22, 2009, the Corporation, announced the retirement of Norman L. Keller from the Board of Directors and the Audit Committee. The Board of Directors thanks Mr.Keller for his many years of service and contributions to the Corporation and Bank.

On July 22, 2009, the Corporation appointed H. Paul Lewis to replace Mr. Keller on the Board of Directors. Mr. Lewis is a former Executive Vice President of the Bank and is currently Vice President and sales agent of Bucks County Commercial Realty, Inc. Until his appointment as Director, Mr. Lewis served as an Alternate Director of the Corporation. Mr. Lewis will serve the remaining term of Mr. Keller which expires at the 2012 annual shareholders meeting.

On July 22, 2009, the Corporation appointed Douglas C. Clemens as Alternate Director replacing the vacant Alternate Director position on the Board of Directors. Mr. Clemens is President of Clemens Food Group, a company consisting of multiple functions and brands including: Pleasant Valley Ag Services, Pleasant Valley Logistics, Creta Farms USA, Hatfield Quality Meats, Nick’s Sausage, PV Transport, Pleasant Valley Foods and Country View Family Farms.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Univest Corporation of Pennsylvania

By: /s/ Jeffrey M. Schweitzer
Name: Jeffrey M. Schweitzer
Title: Executive Vice President and
Chief Financial Officer

July 23, 2009